Exhibit 4.4

THE ADT CORPORATION,

as Issuer

AND

TYCO INTERNATIONAL LTD.

as Guarantor

AND

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee

THIRD SUPPLEMENTAL INDENTURE
Dated as of July 5, 2012

$750,000,000 of 4.875% Notes due 2042

THIS THIRD SUPPLEMENTAL INDENTURE is dated as of July 5, 2012 among THE ADT CORPORATION, a Delaware corporation (the “Company”), TYCO INTERNATIONAL LTD., a Swiss corporation (“Guarantor”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (the “Trustee”).

RECITALS

A.            The Company and the Trustee executed and delivered an Indenture, dated as of July 5, 2012 (the “Base Indenture”), to provide for the issuance by the Company from time to time of unsubordinated debt securities evidencing its unsecured indebtedness.

B.            Pursuant to resolutions of a duly authorized Pricing Committee of the Board of Directors, the Company has authorized the issuance of $750,000,000 principal amount of 4.875% Notes due 2042 (the “Offered Securities”).

C.            The entry into this Third Supplemental Indenture by the parties hereto is in all respects authorized by the provisions of the Base Indenture.

D.            The Guarantor and the Company desire to enter into this Third Supplemental Indenture pursuant to Section 9.01 of the Base Indenture to establish the terms of the Offered Securities in accordance with Section 2.01 of the Base Indenture and to establish the form of the Offered Securities in accordance with Section 2.02 of the Base Indenture.

E.             All things necessary to make this Third Supplemental Indenture a legal, valid and binding indenture and agreement according to its terms have been done.

NOW, THEREFORE, for and in consideration of the foregoing premises, the Guarantor, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective holders from time to time of the Offered Securities as follows:

ARTICLE I

Section 1.1.                                   Terms of Offered Securities.

The following terms relate to the Offered Securities:

(1)           The Offered Securities constitute a series of securities having the title “4.875% Notes due 2042”.

(2)           The initial aggregate principal amount of the Offered Securities that may be authenticated and delivered under the Base Indenture (except for Offered Securities authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Offered Securities pursuant to Section 2.05, 2.06, 2.07, 2.11, or 3.03) is $750,000,000.

(3)           The entire Outstanding principal of the Offered Securities shall be payable on July 15, 2042.

(4)           The rate at which the Offered Securities shall bear interest shall be 4.875% per year.  The date from which interest shall accrue on the Offered Securities shall be July 5, 2012, or the most recent Interest Payment Date to which interest has been paid or provided for.  The Interest Payment Dates for the Offered Securities shall be January 15 and July 15 of each year, beginning January 15, 2013.  Interest shall be payable on each Interest Payment Date to the Holders of record at the close of business on the January 1 and July 1 prior to each Interest Payment Date (a “regular record date”).  The basis upon which interest shall be calculated shall be that of a 360-day year consisting of twelve 30-day months.

(5)           The Offered Securities shall be issuable in whole in the registered form of one or more Global Securities, and the Depository for such Global Securities shall be The Depository Trust Company, New York, New York.  The Offered Securities shall be substantially in the form attached hereto as Exhibit A the terms of which are herein incorporated by reference.  The Offered Securities shall be issuable in denominations of $2,000 or any integral multiple of $1,000 in excess thereof.

(6)           (A)          The Offered Securities will be subject to redemption at the Company’s option on any date (a “Redemption Date”) prior to the maturity date, in whole or from time to time in part, in $1,000 increments (provided that any remaining principal amount thereof shall be at least the minimum authorized denomination thereof).  The Offered Securities will be redeemable at a redemption price equal to the greater of (i) 100% of the principal amount of the Offered Securities to be redeemed and (ii) as determined by the Quotation Agent and delivered to the Trustee in writing, the sum of the present values of the remaining scheduled payments of principal and interest thereon due on any date after the Redemption Date (excluding the portion of interest that will be accrued and unpaid to and including the Redemption Date) discounted from their scheduled date of payment to the Redemption Date (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Redemption Treasury Rate plus 35 basis points, plus accrued and unpaid interest, if any, thereon to the Redemption Date.

(B)           As used herein:

“Adjusted Redemption Treasury Rate”, with respect to any Redemption Date, means the rate equal to the semiannual equivalent yield to maturity or interpolated (on a 30/360 day count basis) yield to maturity of the Comparable Redemption Treasury Issue, assuming a price for the Comparable Redemption Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Redemption Treasury Price for such Redemption Date.

“Comparable Redemption Treasury Issue” means the United States Treasury security selected by the Quotation Agent as being the most recently issued United States Treasury note or bond as displayed by Bloomberg LP (or any successor service) on screens PXI through PX8 (or any other screens as may replace such screens on such service) that has a remaining term comparable to the remaining term of the Offered Securities to be redeemed.

“Comparable Redemption Treasury Price”, with respect to any Redemption Date, means (i) the average of the Redemption Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Redemption Reference Treasury Dealer Quotations (unless there is more than one highest or lowest quotation, in which case only one such highest and/or lowest quotation shall be excluded), or (ii) if the Quotation Agent obtains fewer than four such Redemption Reference Treasury Dealer Quotations, the average of all such Redemption Reference Treasury Dealer Quotations.

“Quotation Agent” means a Redemption Reference Treasury Dealer appointed as such agent by the Company.

“Redemption Reference Treasury Dealer” means four primary U.S.  Government securities dealers in the United States selected by the Company.

“Redemption Reference Treasury Dealer Quotations”, with respect to each Redemption Reference Treasury Dealer and any Redemption Date, means the average, as determined by the Quotation Agent, of the bid and offer prices at 11:00 a.m., New York City time, for the Comparable Redemption Treasury Issue (expressed in each case as a percentage of its principal amount) for settlement on the Redemption Date quoted in writing to the Quotation Agent by such Redemption Reference Treasury Dealer on the third Business Day preceding such Redemption Date.

(7)           If the Distribution has not occurred on or prior to March 31, 2013 or if the Board of Directors of the Guarantor determines that the Distribution Date will not occur by March 31, 2013, the Company may elect to redeem the Offered Securities by issuing a special redemption notice (the “Special Redemption Notice”) on or prior to June 30, 2013.  The Special Redemption Notice will specify a redemption date for the notes (the “Special Redemption Date”), which will be no earlier than ten days and no later than 30 days after the date of the Special Redemption Notice.  In connection with such redemption, the Offered Securities will be redeemable at a redemption price equal to 101% of the principal amount of the Offered Securities being redeemed, plus accrued and unpaid interest, if any, thereon to the Special Redemption Date.

(8)           Except as provided herein, the Offered Securities shall not be subject to redemption, repurchase or repayment at the option of any Holder thereof, upon the occurrence of any particular circumstances or otherwise.  The Offered Securities will not have the benefit of any sinking fund.

(9)           Except as provided herein, the Holders of the Offered Securities shall have no special rights in addition to those provided in the Base Indenture upon the occurrence of any particular events.

(10)         The Offered Securities will be general unsecured and unsubordinated obligations of the Company and will be ranked equally among themselves.

(11)         To the extent set forth in Section 1.7, the Guarantor shall be a “Guarantor” of the Offered Securities and shall be subject to all of the rights and obligations of a Guarantor under the Indenture with respect to the Offered Securities.

(12)         The Offered Securities are not convertible into shares of common stock or other securities of the Company or the Guarantor.

(13)         The additional and replacement Events of Default and restrictive covenants set forth in Sections 1.3, 1.4 and 1.5 shall be applicable only to the Offered Securities.

(14)         The additional provisions set forth in Sections 1.6 and 1.7 shall be applicable only to the Offered Securities.

Section 1.2                                      Additional Defined Terms.

As used herein, the following defined terms shall have the following meanings with respect to the Offered Securities only:

“Attributable Debt”, in connection with a Sale and Lease-Back Transaction, as of any particular time, means the aggregate of present values (discounted at a rate that, at the inception of the lease, represents the effective interest rate that the lessee would have incurred to borrow over a similar term the funds necessary to purchase the leased assets) of the obligations of the Company or any Restricted Subsidiary for net rental payments during the remaining term of the applicable lease, including any period for which such lease has been extended or, at the option of the lessor, may be extended.  The term “net rental payments” under any lease of any period shall mean the sum of the rental and other payments required to be paid in such period by the lessee thereunder, not including any amounts required to be paid by such lessee, whether or not designated as rental or additional rental, on account of maintenance and repairs, reconstruction, insurance, taxes, assessments, water rates or similar charges required to be paid by such lessee thereunder or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, reconstruction, insurance, taxes, assessments, water rates or similar charges.

“Change of Control” means the occurrence of any of the following:  (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to any person other than the Company or a direct or indirect wholly-owned subsidiary of the Company (excluding the internal reorganization and other transactions contemplated by the Spin-Off); (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person becomes the “beneficial owner” (as defined in Rules 13(d)(3) and 13(d)(5) under the Exchange Act), directly or indirectly, of more than 50% of the Company’s outstanding Voting Stock or other Voting Stock into which the Company’s Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; (3) the Company consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the Company’s outstanding Voting Stock or the Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Company’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction; (4) the first day on which a majority of the members of the Company’s Board of Directors are not Continuing Directors or (5) the adoption of a plan relating to the Company’s liquidation or dissolution.  Notwithstanding the foregoing, a transaction shall not be deemed to involve a Change of Control under clause (1), (2) or (5) above if: (i) the Company becomes a direct or indirect wholly-owned subsidiary of a holding company or a holding company becomes the successor to the Company under Section 8.2 of the Indenture pursuant to a transaction that is permitted under Section 8.1 of the Indenture and (ii) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction (or a series of related transactions) are substantially the same (and hold in the same proportions) as the holders of the Company’s Voting Stock immediately prior to that transaction.  The term “person,” as used in this definition, means any Person and any two or more Persons as provided in Section 13(d)(3) of the Exchange Act.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

“Consolidated Net Worth” at any date means total assets less total liabilities, in each case appearing on the most recently prepared consolidated balance sheet of the Company and its subsidiaries as of the end of a fiscal quarter of the Company, prepared in accordance with United States generally accepted accounting principles as in effect on the date of the consolidated balance sheet.

“Consolidated Tangible Assets” at any date means total assets less all Intangible Assets appearing on the most recently prepared consolidated balance sheet of the Company and its subsidiaries as of the end of a fiscal quarter of the Company, prepared in accordance with United States generally accepted accounting principles as in effect on the date of the consolidated balance sheet.  “Intangible Assets” means the amount (if any) stated under the heading “Goodwill and Other Intangible assets, net” or under any other heading of intangible assets separately listed, in each case on the face of such consolidated balance sheet.

“Continuing Director” means, as of any date of determination, any member of the Company’s Board of Directors who:

(1) was a member of such Board of Directors on the date hereof;

(2) became a member of such Board of Directors immediately following the Distribution; or

(3) was nominated for election, elected or appointed to such Board of Directors pursuant to a proposal by a majority of the Continuing Directors who were members of such board of directors at the time of such nomination, election or appointment (either by a specific vote or by approval of the Company’s proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

“Distribution” refers to the pro-rata distribution of all of the outstanding common stock of the Company to the Guarantor’s shareholders in the form of a special dividend.

“Fitch” means Fitch Inc., and its successors.

“Funded Indebtedness” means any Indebtedness maturing by its terms more than one year from the date of the determination thereof, including any Indebtedness renewable or extendible at the option of the obligor to a date later than one year from the date of the determination thereof.

“Indebtedness” means, without duplication, the principal amount (such amount being the face amount or, with respect to original issue discount bonds or zero coupon notes, bonds or debentures or similar securities, determined based on the accreted amount as of the date of the most recently prepared consolidated balance sheet of the Company and its Subsidiaries or, prior to the Distribution, the Guarantor and its Subsidiaries, as applicable, as of the end of a fiscal quarter of the Company or the Guarantor, as applicable, prepared in accordance with United States generally accepted accounting principles as in effect on the date of such consolidated balance sheet) of (i) all obligations for borrowed money, (ii) all obligations evidenced by debentures, notes or other similar instruments, (iii) all obligations in respect of letters of credit or bankers acceptances or similar instruments or reimbursement obligations with respect thereto (such instruments to constitute Indebtedness only to the extent that the outstanding reimbursement obligations in respect thereof are collateralized by cash or cash equivalents reflected as assets on a balance sheet prepared in accordance with United States generally accepted accounting principles), (iv) all obligations to pay the deferred purchase price of property or services, except (A) trade and similar accounts payable and accrued expenses, (B) employee compensation, deferred compensation and pension obligations, and other obligations arising from employee benefit programs and agreements or other similar employment arrangements, (C) obligations in respect of customer advances received and (D) obligations in connection with earnout and holdback agreements, in each case in the ordinary course of business, (v) all obligations as lessee to the extent capitalized in accordance with United States generally accepted accounting principles and (vi) all Indebtedness of others consolidated in such balance sheet that is guaranteed by the Company or, prior to the Distribution, the Guarantor, as applicable, or any of their respective subsidiaries or for which the Company or, prior to the Distribution, the Guarantor, as applicable, or any of their respective subsidiaries are legally responsible or liable (whether by agreement to purchase indebtedness of, or to supply funds or to invest in, others).

“Investment Grade Rating” means a rating equal to or higher than BBB- (or the equivalent) by Fitch, Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, and the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by the Company.

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Non-Recourse Indebtedness” means Indebtedness upon the enforcement of which recourse may be had by the holder(s) thereof only to identified assets of the Company or, prior to the Distribution, the Guarantor or any of their respective Subsidiaries and, in each case, not to such entity personally (subject to, for the avoidance of doubt, customary exceptions contained in non-recourse financings to the non-recourse nature of the obligations thereunder).

“Principal Property” means any U.S. manufacturing, processing or assembly plant or any U.S. warehouse or distribution facility of the Company or any of its Subsidiaries that is used by any U.S. Subsidiary of the Company and (A) is owned by the Company or any Subsidiary of the Company on the date hereof, (B) the initial construction of which has been completed after the date hereof, or (C) is acquired after the date hereof, in each case, other than any such plants, facilities, warehouses or portions thereof, that in the opinion of the Board of Directors of the Company, are not collectively of material importance to the total business conducted by the Company and its subsidiaries as an entirety, or that has a net book value (excluding any capitalized interest expense), on the date hereof in the case of clause (A) of this definition, on the date of completion of the initial construction in the case of clause (B) of this definition or on the date of acquisition in the case of clause (C) of this definition, of less than 2.0% of Consolidated Tangible Assets on the consolidated balance sheet of the Company and its Subsidiaries as of the applicable date.

“Rating Agencies” means (1) each of Fitch, Moody’s and S&P; and (2) if any of Fitch, Moody’s or S&P ceases to rate the Offered Securities or fails to make a rating of the Offered Securities publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by the Company (as certified by a resolution of the Company’s Board of Directors) as a replacement agency for Fitch, Moody’s or S&P, or all of them, as the case may be.

“Rating Event” means the rating on the Offered Securities is lowered by at least two of the three Rating Agencies and such Offered Securities are rated below an Investment Grade Rating by at least two of the three Rating Agencies on any day during the period (which period shall be extended so long as the rating of such Offered Securities is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) commencing 60 days prior to the first public notice of the occurrence of a Change of Control or the Company’s intention to effect a Change of Control and ending 60 days following consummation of such Change of Control.

“Restricted Subsidiary” means any Subsidiary of the Company that owns or leases a Principal Property.

“Sale and Lease-Back Transaction” means an arrangement with any Person providing for the leasing by the Company or a Restricted Subsidiary of any Principal Property whereby such Principal Property has been or is to be sold or transferred by the Company or a Restricted Subsidiary to such Person other than the Company or any of its Subsidiaries; provided, however, that the foregoing shall not apply to any such arrangement involving a lease for a term, including renewal rights, for not more than three years.

“Spin-Off” refers to the Distribution and all other transactions required for the consummation of the separation of the Company from the Guarantor under the separation and distribution agreement that the Company expects to enter into with the Guarantor in connection with the Distribution.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

“Voting Stock” means, with respect to any specified “Person” as of any date, the capital stock of such Person that is at the time entitled to vote generally in the election of the board of directors of such Person.

Section 1.3.                                   Additional Covenants.

The following additional covenants shall apply with respect to the Offered Securities so long as any of the Offered Securities remain Outstanding (but subject to defeasance, as provided in the Indenture):

(1)           Limitation on Liens.

The Company will not, and will not permit any Restricted Subsidiary to, issue, assume or guarantee any Indebtedness that is secured by a mortgage, pledge, security interest, lien or encumbrance (each a “lien”) upon any property that at the time of such issuance, assumption or guarantee constitutes a Principal Property, or any shares of stock of or Indebtedness issued by any Restricted Subsidiary, whether now owned or hereafter acquired, without effectively providing that, for so long as such lien shall continue in existence with respect to such secured Indebtedness, the Offered Securities (together with, if the Company shall so determine, any other Indebtedness of the Company ranking equally with the Offered Securities, it being understood that for purposes hereof, Indebtedness which is secured by a lien and Indebtedness which is not so secured shall not, solely by reason of such lien, be deemed to be of different ranking) shall be equally and ratably secured by a lien ranking ratably with or equal to (or at the Company’s option prior to) such secured Indebtedness; provided, however, that the foregoing covenant shall not apply to:

(a)           liens existing on the date the Offered Securities are first issued;

(b)           liens on the stock, assets or Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary, unless created in contemplation of such Person becoming a Restricted Subsidiary;

(c)           liens on any assets or Indebtedness of a Person existing at the time such Person is merged with or into or consolidated with or acquired by the Company or a Restricted Subsidiary or at the time of a purchase, lease or other acquisition of the assets of a corporation or firm as an entirety or substantially as an entirety by the Company or any Restricted Subsidiary;

(d)           liens on any Principal Property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary, or liens to secure the payment of the purchase price of such Principal Property by the Company or any Restricted Subsidiary, or to secure any Indebtedness incurred, assumed or guaranteed by the Company or a Restricted Subsidiary for the purpose of financing all or any part of the purchase price of such Principal Property or improvements or construction thereon, which Indebtedness is incurred, assumed or guaranteed prior to, at the time of or within one year after such acquisition (or in the case of real property, completion of such improvement or construction or commencement of full operation of such property, whichever is later); provided, however, that in the case of any such acquisition, construction or improvement, the lien shall not apply to any Principal Property theretofore owned by the Company or a Restricted Subsidiary, other than the Principal Property so acquired, constructed or improved (and accessions thereto and improvements and replacements thereof and the proceeds of the foregoing);

(e)           liens securing Indebtedness owing by any Restricted Subsidiary to the Company or a Subsidiary thereof;

(f)            at any time prior to the Distribution, liens securing Indebtedness owing by any Restricted Subsidiary to the Guarantor or a subsidiary thereof, provided that the foregoing covenant will apply to liens in favor of the Guarantor or its subsidiaries that remain after the Distribution, as if the Indebtedness secured thereby had been incurred immediately after the Distribution;

(g)           liens in favor of the United States or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or in favor of any other country or any political subdivision thereof, to secure partial, progress, advance or other payments pursuant to any contract, statute, rule or regulation or to secure any Indebtedness incurred or guaranteed for the purpose of financing all or any part of the purchase price (or, in the case of real property, the cost of construction or improvement) of the Principal Property subject to such liens (including liens incurred in connection with pollution control, industrial revenue or similar financings);

(h)           pledges, liens or deposits under workers’ compensation or similar legislation, and liens thereunder that are not currently dischargeable, or in connection with bids, tenders, contracts (other than for the payment of money) or leases to which the Company or any Restricted Subsidiary is a party, or to secure the public or statutory obligations of the Company or any Restricted Subsidiary, or in connection with obtaining or maintaining self-insurance, or to obtain the benefits of any law, regulation or arrangement pertaining to unemployment insurance, old age pensions, social security or similar matters, or to secure surety, performance, appeal or customs bonds to which the Company or any Restricted Subsidiary is a party, or in litigation or other proceedings in connection with the matters heretofore referred to in this clause, such as interpleader proceedings, and other similar pledges, liens or deposits made or incurred in the ordinary course of business;

(i)            liens created by or resulting from any litigation or other proceeding that is being contested in good faith by appropriate proceedings, including liens arising out of judgments or awards against the Company or any Restricted Subsidiary with respect to which the Company or such Restricted Subsidiary in good faith is prosecuting an appeal or proceedings for review or for which the time to make an appeal has not yet expired; or final unappealable judgment liens which are satisfied within 15 days of the date of judgment; or liens incurred by the Company or any Restricted Subsidiary for the purpose of obtaining a stay or discharge in the course of any litigation or other proceeding to which the Company or such Restricted Subsidiary is a party;

(j)                                     liens for taxes or assessments or governmental charges or levies not yet due or delinquent; or that can thereafter be paid without penalty, or that are being contested in good faith by appropriate proceedings; landlord’s liens on property held under lease; and any other liens or charges incidental to the conduct of the business of the Company or any Restricted Subsidiary, or the ownership of their respective assets, that were not incurred in connection with the borrowing of money or the obtaining of advances or credit and that, in the opinion of the Board of Directors of the Company, do not materially impair the use of such assets in the operation of the business of the Company or such Restricted Subsidiary or the value of such Principal Property for the purposes of such business;

(k)                                  liens to secure the Company’s or any Restricted Subsidiary’s obligations under agreements with respect to spot, forward, future and option transactions, entered into in the ordinary course of business;

(l)                                     liens not permitted by the foregoing clauses (a) to (k), inclusive, if at the time of, and after giving effect to, the creation or assumption of any such lien, the aggregate amount of all outstanding Indebtedness of the Company and its Restricted Subsidiaries (without duplication) secured by all such liens not so permitted by the foregoing clauses (a) through (k), inclusive, together with the Attributable Debt in respect of Sale and Lease-Back Transactions permitted by paragraph (a) under subsection (2) below, do not exceed the greater of $100,000,000 and 10% of Consolidated Net Worth; and

(m)                               any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part, of any lien referred to in the foregoing clauses (a) to (l), inclusive; provided, however, that the principal amount of Indebtedness secured thereby unless otherwise excepted under clauses (a) through (l) shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the assets (or any replacements therefor) that secured the lien so extended, renewed or replaced (plus improvements and construction on real property).

(2)                                  Limitation on Sale and Lease-Back Transactions.

The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Lease-Back Transaction unless:

(a)                                  the Company or such Restricted Subsidiary, at the time of entering into a Sale and Lease-Back Transaction, would be entitled to incur Indebtedness secured by a lien on the Principal Property to be leased in an amount at least equal to the Attributable Debt in respect of such Sale and Lease-Back Transaction, without equally and ratably securing the Securities pursuant to Section 1.3(1) above; or

(b)                                 the direct or indirect proceeds of the sale of the Principal Property to be leased are at least equal to the fair value of such Principal Property (as determined by the Company’s Board of Directors) and an amount equal to the net proceeds from the sale of the property or assets so leased is applied, within 180 days of the effective date of any such Sale and Lease-Back Transaction, to the purchase or acquisition (or, in the case of real property, commencement of the construction) of property or assets or to the retirement (other than at maturity or pursuant to a mandatory sinking fund or mandatory redemption provision) of Securities, or of Funded Indebtedness of the Company or a consolidated Subsidiary ranking on a parity with or senior to the Securities; provided that there shall be credited to the amount of net worth proceeds required to be applied pursuant to this clause (b) an amount equal to the sum of (i) the principal amount of Securities delivered within 180 days of the effective date of such Sale and Lease-Back Transaction to the Trustee for retirement and cancellation and (ii) the principal amount of other Funded Indebtedness voluntarily retired by the Company within such 180-day period, excluding retirements of Securities and other Funded Indebtedness as a result of conversions or pursuant to mandatory sinking fund or mandatory prepayment provisions.

(3)                                  Change of Control Triggering Event.

(a)                                  If a Change of Control Triggering Event occurs, unless the Company has exercised its option to redeem the Offered Securities, it shall be required to make an offer (a “Change of Control Offer”) to each Holder of the Offered Securities to repurchase, at the Holder’s election, all or any part (equal to $1,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Offered Securities on the terms set forth herein.  In a Change of Control Offer, the Company shall be required to offer payment in cash equal to 101% of the aggregate principal amount of Offered Securities repurchased, plus accrued and unpaid interest, if any, on the Offered Securities repurchased to the date of repurchase (a “Change of Control Payment”).  Within 30 days following any Change of Control Triggering Event or, at the Company’s option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, a notice shall be mailed to the Trustee and to the Holders of the Offered Securities describing in reasonable detail the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase such Offered Securities on the date specified in the notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (a “Change of Control Payment Date”).  The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date.

(b)                                 In order to accept the Change of Control Offer, the Holder must deliver (or otherwise comply with alternative instructions in accordance with the procedures of the Depositary) to the paying agent, at least five Business Days prior to the Change of Control Payment Date, its Offered Security together with the form entitled “Election Form” (which form is contained in the form of note attached hereto as Exhibit A) duly completed, or a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the Financial Industry Regulatory Authority, Inc., or a commercial bank or trust company in the United States setting forth:

(i)                                     the name of the Holder of such Offered Security;

(ii)                                  the principal amount of such Offered Security;

(iii)                               the principal amount of such Offered Security to be repurchased;

(iv)                              the certificate number or a description of the tenor and terms of such Offered Security;

(v)                                 a statement that the Holder is accepting the Change of Control Offer; and

(vi)                              a guarantee that such Offered Security, together with the form entitled “Election Form” duly completed, will be received by the paying agent at least five Business Days prior to the Change of Control Payment Date.

(c)                                  Any exercise by a Holder of its election to accept the Change of Control Offer shall be irrevocable.  The Change of Control Offer may be accepted for less than the entire principal amount of an Offered Security, but in that event the principal amount of such Offered Security remaining outstanding after repurchase must be equal to $2,000 or an integral multiple of $1,000 in excess thereof.

(d)                                 On the Change of Control Payment Date, the Company shall, to the extent lawful:

(i)                                     accept for payment all Offered Securities or portions of such Offered Securities properly tendered pursuant to the Change of Control Offer;

(ii)                                  deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Offered Securities or portions of Offered Securities properly tendered; and

(iii)                               deliver or cause to be delivered to the Trustee the Offered Securities properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Offered Securities or portions of Offered Securities being repurchased.

(e)                                  The Company shall not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and the third party purchases all Offered Securities properly tendered and not withdrawn under its offer.  In addition, the Company shall not repurchase any Offered Securities if there has occurred and is continuing on the Change of Control Payment Date an Event of Default under the Indenture, other than a default in the payment of the Change of Control Payment upon a Change of Control Triggering Event.

(f)                                    The Company shall comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Offered Securities as a result of a Change of Control Triggering Event.  To the extent that the provisions of any such securities laws or regulations conflict with this Section 1.3(3), the Company shall comply with those securities laws and regulations and shall not be deemed to have breached its obligations under this Section 1.3(3) by virtue of any compliance with such laws or regulations.

Section 1.4                                      Replacement Events of Default.

The Events of Default in Sections 6.01(a)(4), (5) and (6) of the Base Indenture are hereby deleted with respect to the Offered Securities and replaced with the following, which events shall constitute an “Event of Default” under Section 6.01(a) of the Base Indenture with respect to the Offered Securities so long as any of the Offered Securities remain Outstanding:

(4)                                  default in the performance, or breach, of any covenant or agreement of the Company or, prior to the Distribution, the Guarantor and the related Guarantee (other than a default or breach that is specifically dealt with elsewhere in this Section 6.01), and continuance of such default or breach for a period of 90 days after the date on which there has been given, by registered or certified mail, to the Company and, prior to the Distribution, the Guarantor by the Trustee or to the Company and the Trustee, and, prior to the Distribution, the Guarantor by the Holders of at least 25% in principal amount of the Outstanding Securities of such series, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(5)                                  a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company or, prior to the Distribution, the Guarantor in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee or sequestrator or similar official of the Company or, prior to the Distribution, the Guarantor or for any substantial part of its property or ordering the winding up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days; or

(6)                                  the Company or, prior to the Distribution, the Guarantor shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator or similar official of the Company or, prior to the Distribution, the Guarantor or for any substantial part of its property, or make any general assignment for the benefit of creditors; or

Section 1.5                                      Additional Events of Default.

Each of the following additional events shall be established and shall constitute an “Event of Default” under Section 6.01(a) of the Base Indenture with respect to the Offered Securities so long as any of the Offered Securities remain Outstanding:

(8)                                  prior to the Distribution, the Guarantee with respect to the Offered Securities shall for any reason cease to be, or shall for any reason be asserted in writing by the Company or the Guarantor not to be, in full force and effect and enforceable in accordance with its terms except to the extent contemplated by this Indenture and such Guarantee; or

(9)                                  an event of default shall happen and be continuing with respect to the Company’s or, prior to the Distribution, the Guarantor’s Indebtedness for borrowed money (other than Non-Recourse Indebtedness) under any indenture or other instrument evidencing or under which the Company or, prior to the Distribution, the Guarantor shall have a principal amount outstanding (such amount with respect to original issue discount bonds or zero coupon notes, bonds or debentures or similar securities based on the accreted amount determined in accordance with United States generally accepted accounting principles and as of the date of the most recently prepared consolidated balance sheet of the Company or the Guarantor, as the case may be) in excess of $100,000,000, and such event of default shall involve the failure to pay the principal of such Indebtedness on the final maturity date thereof after the expiration of any applicable grace period with respect thereto, or such Indebtedness shall have been accelerated so that the same shall have become due and payable prior to the date on which the same would otherwise have become due and payable, and such acceleration shall not be rescinded or annulled within ten Business Days after notice thereof shall have been given by the trustee to the Company and, prior to the Distribution, the Guarantor or by the holders of at least 25% in aggregate principal amount of outstanding securities of such series to the trustee, the Company and, prior to the Distribution, the Guarantor; provided however that:

(i)                                     if such event of default under such indenture or instrument shall be remedied or cured by the Company or the Guarantor or waived by the requisite holders of such Indebtedness, then the Event of Default hereunder by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of either the Trustee or any of the Securityholders; and

(ii)                                  subject to the provisions of Sections 7.01 and 7.02, the Trustee shall not be charged with knowledge of any such event of default unless written notice thereof shall have been given to the Trustee by the Company or the Guarantor, as the case may be, by the holder or an agent of the holder of any such Indebtedness, by the trustee then acting under any indenture or other instrument under which such default shall have occurred, or by the Holders of not less than 25% in the aggregate principal amount of Outstanding Securities of such series.

Section 1.6.                                   Additional Changes to the Base Indenture.

(1)                                  Until the Distribution, references to “the Company” in Section 4.04 and 5.03 of the Base Indenture shall be deemed to refer to “the Guarantor”.

(2)                                  Section 10.01(i) of the Base Indenture is hereby deleted with respect to the Offered Securities and replaced with the following:

(i) the Company shall be the continuing entity, or the successor entity or the Person which acquires by sale or conveyance substantially all the assets of the Company (if other than the Company), (A) shall expressly assume all of the obligations of the Company under the Indenture, (B) is an entity treated as a “corporation” for United States tax purposes and obtains either (x) an opinion, in form and substance reasonably acceptable to the Trustee, of tax counsel of recognized standing reasonably acceptable to the Trustee, which counsel shall include Gibson, Dunn & Crutcher LLP, or (y) a ruling from the United States Internal Revenue Service, in either case to the effect that such merger or consolidation, or such sale or conveyance, will not result in an exchange of the Securities for new debt instruments for United States federal income tax purposes and (C) if such entity is not organized under the laws of the United States or any state of the United States, then it shall, with respect to the Offered Securities, expressly undertake obligations comparable to those initially undertaken by the Guarantor pursuant to Article II; ; provided, however, that no Additional Amounts shall be paid on account of any taxes imposed or withheld pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) (or any amended or successor version that is substantively comparable) and any current or future regulations promulgated thereunder or official interpretations thereof.

(3)                                  Consolidation, Merger and Sales of Assets by Guarantor.

The Guarantor covenants that it will not merge or consolidate with any other Person or sell or convey all or substantially all of its assets to any Person, unless:

(i) the Guarantor shall be the continuing entity, or the successor entity or the Person which acquires by sale or conveyance substantially all the assets of the Guarantor (if other than the Guarantor), (A) shall expressly assume the due and punctual payment of the principal of, premium, if any, and interest on the notes or the obligations under the guarantees, as the case may be, according to their tenor, and the due and punctual performance and observance of all of the covenants and agreements of the indenture to be performed or observed by the Guarantor by supplemental indenture reasonably satisfactory to the trustee, executed and delivered to the trustee by such person, and (B) is an entity treated as a “corporation” for U.S. tax purposes and obtains either (x) an opinion, in form and substance reasonably acceptable to the Trustee, of tax counsel of recognized standing reasonably acceptable to the Trustee, which counsel shall include Gibson, Dunn & Crutcher LLP, or (y) a ruling from the U.S. Internal Revenue Service, in either case to the effect that such merger or consolidation, or such sale or conveyance, will not result in an exchange of the notes for new debt instruments for U.S. federal income tax purposes; and

(ii) no Event of Default and no event that, after notice or lapse of time or both, would become an Event of Default shall be continuing immediately after such merger or consolidation, or such sale or conveyance.

The Guarantor shall deliver to the Trustee prior to the consummation of the proposed transaction an Officer’s Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed transaction and such supplemental indenture comply with this Indenture.

Section 1.7.                                   Guarantee.

(1)                                  All payments by the Company under the Indenture and the Offered Securities are fully and unconditionally guaranteed by the Guarantor, to extent provided in the related Guarantee and the Indenture.

(2)                                  At the time of the Distribution, the Guarantor shall be automatically and unconditionally released and discharged from all obligations under the Indenture and the Guarantee without any action required on the part of the Trustee or any holder of the Offered Securities.  The release and discharge provided by this Section 1.7(2) shall be in addition to any defeasance, discharge or release of the Guarantee occurring pursuant to the other provisions of the Indenture, including Article XI and Section 15.03 of the Base Indenture.

(3)                                  Upon the Company’s request and upon the delivery by the Company to the Trustee of an Officer’s Certificate and an Opinion of Counsel to the effect that the Distribution has occurred, the Trustee shall execute any documents reasonably required in order to evidence the release of the Guarantor from its obligations under the Indenture and Guarantee.

ARTICLE II

ADDITIONAL AMOUNTS; CERTAIN TAX PROVISIONS

Section 2.1.                                   Redemption Upon Changes in Withholding Taxes.

The Offered Securities may be redeemed, as a whole but not in part, at the option of the Company, upon not less than 30 nor more than 90 days notice (which notice shall be irrevocable), at a redemption price equal to 100% of the principal amount thereof, together with accrued interest, if any, to the redemption date and Additional Amounts (as defined in Section 3.2), if any, if as a result of any amendment to, or change in, the laws or regulations of Switzerland or the United States, as applicable, or any political subdivision thereof or therein having the power to tax (a “Taxing Jurisdiction”), or any change in the application or official interpretation of such laws, including any action taken by a taxing authority or a holding by a court of competent jurisdiction (regardless of whether such action or such holding is with respect to the Company or Guarantor), which amendment or change is announced or becomes effective after the date the Offered Securities are issued, the Guarantor or the Company has become, or there is a material probability that it will become, obligated to pay Additional Amounts on the next date on which any amount would be payable with respect to the Securities of such series, and such obligation cannot be avoided by the use of commercially reasonable measures available to Guarantor or the Company, as the case may be; provided, however, that (a) no such notice of redemption may be given earlier than 90 days prior to the earliest date on which Guarantor or the Company, as the case may be, would be obligated to pay such Additional Amounts, and (b) at the time such notice of redemption is given, such obligation to pay such Additional Amounts remains in effect.  Prior to the giving of any notice of redemption described in this paragraph, the Company or the Guarantor, as the case may be, shall deliver to the Trustee (i)(A) a certificate signed by two Officers of the Company stating that the obligation to pay Additional Amounts cannot be avoided by the Company taking commercially reasonable measures available to it or (B) a certificate signed by two Officers of the Guarantor stating that the obligation to pay

Additional Amounts cannot be avoided by Guarantor taking commercially reasonable measures available to it, and (ii) a written opinion of independent legal counsel to the Guarantor or the Company, as the case may be, of recognized standing to the effect that the Company has or there is a material probability that it will become obligated to pay Additional Amounts as a result of a change, amendment, official interpretation or application described above and that the Guarantor or the Company, as the case may be, cannot avoid the payment of such Additional Amounts by taking commercially reasonable measures available to it.

Section 2.02.                             Payment of Additional Amounts.

All payments made by the Guarantor under or with respect to the Guarantees will be made free and clear of and without withholding or deduction for or on account of any present or future taxes, duties, levies, imposts, assessments or governmental charges of whatever nature imposed or levied by or on behalf of any Taxing Jurisdiction (“Taxes”), unless the Guarantor is required to withhold or deduct Taxes by law or by the interpretation or administration thereof.  In the event that Guarantor is required to so withhold or deduct any amount for or on account of any Taxes from any payment made under or with respect to the Guarantees, the Guarantor will pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by each holder of Securities (including Additional Amounts) after such withholding or deduction will equal the amount that such Holder would have received if such Taxes had not been required to be withheld or deducted; provided that no Additional Amounts will be payable with respect to a payment to a holder of the Offered Securities or a holder of a beneficial interests in the Offered Securities where such holder is subject to taxation on such payment by a relevant Taxing Jurisdiction for any reason other than such holder’s mere ownership of the Offered Securities or for or on account of:

(a)                                  any Taxes that are imposed or withheld solely because such holder or a fiduciary, settler, beneficiary, or member of such holder if such holder is an estate, trust, partnership, limited liability company or other fiscally transparent entity, or a person holding a power over an estate or trust administered by a fiduciary holder:

(i)                                     is or was present or engaged in, or is or was treated as present or engaged in, a trade or business in the Taxing Jurisdiction or has or had a permanent establishment in the Taxing Jurisdiction;

(ii)                                  has or had any present or former connection (other than the mere fact of ownership of such Securities) with the Taxing Jurisdiction imposing such Taxes, including being or having been a citizen or resident thereof or being treated as being or having been a resident thereof;

(iii)                               with respect to any withholding Taxes imposed by the United States, is or was with respect to the United States a personal holding company, a passive foreign investment company, a controlled foreign corporation, a foreign tax exempt organization or corporation that has accumulated earnings to avoid United States federal income tax; or

(iv)                              owns or owned 10% or more of the total combined voting power of all classes of stock of the Company or the Guarantor;

(b)                                 any estate, inheritance, gift, sales, transfer, excise or personal property Taxes imposed with respect to the Securities, except as otherwise provided herein;

(c)                                  any Taxes imposed solely as a result of the presentation of such Securities (where presentation is required) for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever is later, except to the extent that the beneficiary or holder thereof would have been entitled to the payment of Additional Amounts had the Securities been presented for payment on any date during such 30-day period;

(d)                                 any Taxes imposed solely as a result of the failure of such holder or any other person to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connection with the Taxing Jurisdiction of such holder, if such compliance is required by statute or regulation of the relevant Taxing Jurisdiction as a precondition to relief or exemption from such Taxes;

(e)                                  with respect to withholding Taxes imposed by the United States, any such Taxes imposed by reason of the failure of such holder to fulfill the statement requirements of sections 871(h) or 881(c) of the Code;

(f)                                    any Taxes that are payable by any method other than withholding or deduction by the Guarantor or the Company or any paying agent from payments in respect of such Securities;

(g)                                 any Taxes required to be withheld by any paying agent from any payment in respect of any Securities if such payment can be made without such withholding by at least one other paying agent;

(h)                                 any Taxes required to be deducted or withheld pursuant to the European Council Directive 2003/48/EC of June 3, 2003 on the taxation of savings income in the form of interest payments, or any amendment thereof, or any law implementing or complying with, or introduced in order to conform to, that Directive or the Luxembourg Law of December 23, 2005, as amended;

(i)                                     any withholding or deduction for Taxes which would not have been imposed if the relevant Securities had been presented to another paying agent in a Member State of the European Union; or

(j)                                     any combination of Section 3.02(a), (b), (c), (d), (e), (f), (g), (h) and (i).

Additional Amounts will not be payable to or for the account of any Holder or the holder of a beneficial interest in an Offered Security if such payment would not be subject to such withholding or deduction of Taxes but for the failure of a Holder or the holder of a beneficial interest in an Offered Security to make a valid declaration of non-residence or other similar claim for exemption or to provide a certificate declaring its non-residence, if the Company were treated as a domestic corporation under United States federal income tax and if (x) the making of such declaration or claim or the provision of such certificate is required or imposed by statute, treaty, regulation, ruling or administrative practice of the relevant Taxing Authority as a precondition to an exemption from, or reduction in, the relevant Taxes, and (y) at least 90 days prior to the first payment date with respect to which the Guarantor shall apply this paragraph, the Guarantor shall have notified all Holders of Offered Securities in writing that they shall be required to provide such declaration or claim.

Additional Amounts also will not be payable to any Holder or the holder of a beneficial interest in an Offered Security that is a fiduciary, partnership, limited liability company or other fiscally transparent entity, or to such holder that is not the sole Holder or holder of such beneficial interests of such Offered Security, as the case may be.  This exception, however, will apply only to the extent that a beneficiary or settlor with respect to the fiduciary, or a beneficial owner or member of the partnership, limited liability company or other fiscally transparent entity, would not have been entitled to the payment of an Additional Amount had the beneficiary, settlor, beneficial owner or member  received directly its beneficial or distributive share of the payment.

In addition, no Additional Amounts will be paid on account of any Taxes imposed or withheld pursuant to Sections 1471 through 1474 of the Code (or any amended or successor version that is substantively comparable) and any current or future regulations promulgated thereunder or official interpretations thereof.

The Guarantor will also (i) make such withholding or deduction of Taxes and (ii) remit the full amount of Taxes so deducted or withheld to the relevant Taxing Jurisdiction in accordance with all applicable laws.  The Guarantor will use its commercially reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from each Taxing Authority imposing such Taxes.  The Guarantor will, upon request, make available to the holders of the Offered Securities, within 90 days after the date the payment of any Taxes so deducted or withheld is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by the Guarantor or if, notwithstanding Guarantor’s efforts to obtain such receipts, the same are not obtainable, other evidence of such payments by Guarantor.

At least 30 days prior to each date on which any payment under or with respect to the Guarantees is due and payable, if the Guarantor will be obligated to pay Additional Amounts with respect to such payment, the Guarantor will deliver to the Trustee an Officer’s Certificate stating the fact that such Additional Amounts will be payable, the amounts so payable and will set forth such other information as is necessary to enable such Trustee to pay such Additional Amounts to holders of Offered Securities on the payment date.

The provisions of this Article II shall survive any termination of the discharge of this Indenture and shall apply mutatis mutandis to any jurisdiction in which the Guarantor or any successor Person to the Guarantor is organized or is engaged in business for tax purposes or any political subdivisions or taxing authority or agency thereof or therein; provided, however, the date on which the Guarantor changes its jurisdiction in which it is organized or such Person becomes a successor to the Guarantor shall be substituted for the date on which the Offered Securities was issued.

Whenever in this Indenture, the Securities or the Guarantees there is mentioned, in any context, the payment of principal and premium, if any, redemption price, interest or any other amount payable under or with respect to any Security, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

ARTICLE III

MISCELLANEOUS

Section 3.1.                                   Definitions.

Capitalized terms used but not defined in this Third Supplemental Indenture shall have the meanings ascribed thereto in the Base Indenture.

Section 3.2.                                   Confirmation of Indenture.

The Base Indenture, as supplemented and amended by this Third Supplemental Indenture, is in all respects ratified and confirmed, and the Base Indenture, this Third Supplemental Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.

Section 3.3.                                   Concerning the Trustee.

In carrying out the Trustee’s responsibilities hereunder, the Trustee shall have all of the rights, protections and immunities which it possesses under the Indenture.  The recitals contained herein and in the Offered Securities, except the Trustee’s certificate of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness.  The Trustee makes no representations as to (i) the validity or sufficiency of this Third Supplemental Indenture or of the Offered Securities, (ii) the proper authorization hereof by the Company by action or otherwise, (iii) the due execution hereof by the Company or (iv) the consequences of any amendment herein provided for.  The Trustee shall not be accountable for the use or application by the Company of the Offered Securities or the proceeds thereof.

Section 3.4.                                   Governing Law.

This Third Supplemental Indenture and the Offered Securities shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State without regard to conflicts of law principles that would require the application of any other law.  This Third Supplemental Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of this Third Supplemental Indenture and shall, to the extent applicable, be governed by such provisions.

Section 3.5.                                   Separability.

In case any one or more of the provisions contained in this Third Supplemental Indenture or in the Offered Securities of any series shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Third Supplemental Indenture or of such Offered Securities, but this Third Supplemental Indenture and such Offered Securities shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

Section 3.6.                                   Counterparts.

This Third Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.  The exchange of copies of this Third Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Third Supplemental Indenture as to the parties hereto and may be used in lieu of the original Third Supplemental Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 3.7                                      No Benefit.

Nothing in this Third Supplemental Indenture, express or implied, shall give to any Person other than the parties hereto and their successors or assigns, and the Holders of the Offered Securities, any benefit or legal or equitable rights, remedy or claim under this Third Supplemental Indenture or the Base Indenture.

Section 3.8                                      Amendments and Supplemental Indentures.

This Third Supplemental Indenture and the Offered Securities are subject to the provisions regarding supplemental indentures and amendments set forth in Article IX of the Base Indenture.

Section 3.9                                      Legal, Valid and Binding Obligation.

The Company hereby represents and warrants that, assuming the due authorization, execution and delivery of this Third Supplemental Indenture by the Trustee, this Third Supplemental Indenture is its legal, valid and bind obligation enforceable against it in accordance with its terms.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed all as of the day and year first above written.

THE ADT CORPORATION, as ISSUER

By:	/s/ Ravi Tulsyan
	Name:	Ravi Tulsyan
	Title:	Vice President and Treasurer

TYCO INTERNATIONAL LTD., as GUARANTOR

By:	/s/ Frank S. Sklarsky
	Name:	Frank S. Sklarsky
	Title:	EVP/CFO

By:	/s/ Arun Nayar
	Name:	Arun Nayar
	Title:	Senior Vice President and Treasurer

WELLS FARGO BANK, NATIONAL ASSOCIATION
as Trustee

By:	/s/ Stefan Victory
	Name:	Stefan Victory
	Title:	Vice President

[Signature Page to Third Supplemental Indenture]

EXHIBIT A

FORM OF 4.875% NOTES DUE 2042

[Insert the Private Placement Legend and/or the Global Security legend, as applicable]

4.875% NOTES DUE 2042

No. [ ]	$[ ]

CUSIP No. [               ]

THE ADT CORPORATION

promises to pay to [      ] or registered assigns, the principal sum of [              ] Dollars on July 15, 2042.

Interest Payment Dates: January 15 and July 15

Record Dates:  January 1 and July 1

Each holder of this Security (as defined below), by accepting the same, agrees to and shall be bound by the provisions hereof and of the Indenture described herein, and authorizes and directs the Trustee described herein on such holder’s behalf to be bound by such provisions.  Each holder of this Security hereby waives all notice of the acceptance of the provisions contained herein and in the Indenture and waives reliance by such holder upon said provisions.

This Security shall not be entitled to any benefit under the Indenture, or be valid or become obligatory for any purpose, until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.  The provisions of this Security are continued on the reverse side hereof, and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

IN WITNESS WHEREOF, the Company has caused this instrument to be signed in accordance with Section 2.04 of the Indenture.

Date:  [        ]

THE ADT CORPORATION

Name:
Title:

[If second signature is applicable]

Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Dated:

GUARANTEE

For value received, TYCO INTERNATIONAL LTD. hereby absolutely, unconditionally and irrevocably guarantees (i) to the holder of this Security the payment of principal of, premium, if any, and interest on, the Security upon which this Guarantee is set forth in the amounts and at the time when due and payable whether by declaration thereof or otherwise, and interest on the overdue principal and interest, if any, of such Security, if lawful, to the holder of such Security and the Trustee on behalf of the holders and (ii) all amounts owed to the Trustee under the Indenture, in each case in accordance with and subject to the terms and limitations of such Security, Article XIV of the Base Indenture and Section 1.7 of the Third Supplemental Indenture.  This Guarantee will not become effective until the Trustee or Authenticating Agent duly executes the certificate of authentication on this Security.  This Guarantee shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of law principles thereof.

Dated:

TYCO INTERNATIONAL LTD.

By:
Name:
Title:

By:
Name:
Title:

THE ADT CORPORATION

4.875% Notes due 2042

This security is one of a duly authorized series of debt securities of The ADT Corporation, a Delaware company (the “Company”), issued or to be issued in one or more series under and pursuant to an Indenture for the Company’s unsubordinated debt securities, dated as of July 5, 2012 (the “Base Indenture”), duly executed and delivered by and among the Company and Wells Fargo Bank, National Association (the “Trustee”), as supplemented by the Third Supplemental Indenture, dated as of July 5, 2012 (the “Third Supplemental Indenture”), by and among the Company, Tyco International Ltd. (the “Guarantor”) and the Trustee.  The Base Indenture as supplemented and amended by the Third Supplemental Indenture is referred to herein as the “Indenture.”  By the terms of the Base Indenture, the debt securities issuable thereunder are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Base Indenture.  This security is one of the series designated on the face hereof (individually, a “Security,” and collectively, the “Securities”), and reference is hereby made to the Indenture for a description of the rights, limitations of rights, obligations, duties and immunities of the Trustee, the Company, Guarantor and the holders of the Securities (the “Securityholders”).  Capitalized terms used herein and not otherwise defined shall have the meanings given them in the Base Indenture or the Third Supplemental Indenture, as applicable.

1.  Interest.  The Company promises to pay interest on the principal amount of this Security at an annual rate of 4.875%.  The Company will pay interest semi-annually on January 15 and July 15 of each year (each such day, an “Interest Payment Date”).  If any Interest Payment Date, redemption date or maturity date of this Security is not a Business Day, then payment of interest or principal (and premium, if any) shall be made on the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and no interest shall accrue for the period after such date to the date of such payment on the next succeeding Business Day.  Interest on the Securities will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid, from the date of issuance; provided that, if there is no existing Default in the payment of interest, and if this Security is authenticated between a regular record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; and provided, further, that the first Interest Payment Date shall be January 15, 2013.  Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

2.  Method of Payment.  The Company will pay interest on the Securities (except defaulted interest), if any, to the persons in whose name such Securities are registered at the close of business on the regular record date referred to on the facing page of this Security for such interest installment.  In the event that the Securities or a portion thereof are called for redemption and the Redemption Date is subsequent to a regular record date with respect to any Interest Payment Date and prior to such Interest Payment Date, interest on such Securities will be paid upon presentation and surrender of such Securities as provided in the Indenture.  The principal of and the interest on the Securities shall be payable in the coin or currency of the

United States of America that at the time is legal tender for public and private debt, at the office or agency of the Company maintained for that purpose in accordance with the Indenture.

3.  Paying Agent and Registrar.  Initially, Wells Fargo Bank, National Association, the Trustee, will act as paying agent and Security Registrar.  The Company may change or appoint any paying agent or Security Registrar without notice to any Securityholder.  The Company or any of its Subsidiaries may act in any such capacity.

4.  Indenture.  The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (“TIA”) as in effect on the date the Indenture is qualified.  The Securities are subject to all such terms, and Securityholders are referred to the Indenture and TIA for a statement of such terms.  The Securities are unsecured general obligations of the Company and constitute the series designated on the face hereof as the “4.875% Notes due 2042”, initially limited to $750,000,000 in aggregate principal amount.

The Company will furnish to any Securityholder upon written request and without charge a copy of the Base Indenture and the Third Supplemental Indenture.  Requests may be made to: The ADT Corporation, 1501 Yamato Road, Boca Raton, FL 33431, Attention: Investor Relations.

5.  Optional Redemption.  The Securities will be subject to redemption at the option of the Company on any date prior to the maturity date, in whole or from time to time in part, in $1,000 increments (provided that any remaining principal amount thereof shall be at least the minimum authorized denomination thereof), on written notice given to the Securityholders thereof not less than 30 days nor more than 90 days prior to the date fixed for redemption in such notice (the “Redemption Date”).  The Securities will be redeemable at a redemption price equal to the greater of (i) 100% of the principal amount of such Securities to be redeemed and (ii) as determined by the Quotation Agent and delivered to the Trustee in writing, the sum of the present values of the remaining scheduled payments of principal and interest thereon due on any date after the Redemption Date (excluding the portion of interest that will be accrued and unpaid to and including the Redemption Date) discounted from their scheduled date of payment to the Redemption Date (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Redemption Treasury Rate plus 35 basis points, plus, in either the case of clause (i) or clause (ii), accrued and unpaid interest, if any, thereon to the Redemption Date.  This Security is also subject to redemption to the extent provided in Article II of the Third Supplemental Indenture.

If the giving of the notice of redemption is completed as provided in the Indenture, interest on such Securities or portions of Securities shall cease to accrue on and after the Redemption Date, unless the Company shall default in the payment of any such redemption price and accrued interest with respect to any such Security or portion thereof.

The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Securities.

6.  Special Redemption.  The Securities will be subject to redemption at the option of the Company if the Distribution has not occurred on or prior to March 31, 2013 or if the Board of

Directors of the Guarantor determines that the Distribution Date will not occur by March 31, 2013.  The Company may elect to redeem the Securities by issuing a special redemption notice on or prior to June 30, 2013.  The Special Redemption Notice will specify a redemption date for the notes (the “Special Redemption Date”), which will be no earlier than 10 days and no later than 30 days after the date of the Special Redemption Notice.  In connection with such redemption, the Securities will be redeemable at a redemption price equal to 101% of the principal amount of the Securities being redeemed, plus accrued and unpaid interest, if any, thereon to the Special Redemption Date.

If the giving of the Special Redemption Notice is completed as provided in the Indenture, interest on such Securities or portions of Securities shall cease to accrue on and after the Special Redemption Date, unless the Company shall default in the payment of any such redemption price and accrued interest with respect to any such Security or portion thereof.

6.  Change of Control Triggering Event.  If a Change of Control Triggering Event occurs, unless the Company has exercised its option to redeem this Security, it shall be required to make an offer to the holder of this Security to repurchase, at such holder’s election, all or a part (equal to $1,000 or an integral multiple of $1,000 in excess thereof; provided that any remaining principal amount thereof shall be at least the minimum authorized denomination thereof), of this Security, in cash equal to 101% of the aggregate principal amount of this Security repurchased, plus accrued and unpaid interest, if any, to the date of repurchase.  Within 30 days following any Change of Control Triggering Event, or at the Company’s option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control Triggering Event, a notice shall be mailed to each Holder describing in reasonable detail the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase this Security on the date specified in the notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed.

7.  Denominations, Transfer, Exchange.  The Securities are in registered form without coupons in the denominations of $2,000 or any integral multiple of $1,000 in excess thereof.  The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture.  The Securities may be presented for exchange or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed if so required by the Company or the Security Registrar) at the office of the Security Registrar or at the office of any transfer agent designated by the Company for such purpose.  No service charge will be made for any registration of transfer or exchange, but a Securityholder may be required to pay any applicable taxes or other governmental charges.  If the Securities are to be redeemed, the Company will not be required to:  (i) issue, register the transfer of, or exchange any Security during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of less than all of the outstanding Securities of the same series and ending at the close of business on the day of such mailing; (ii) register the transfer of or exchange any Security of any series or portions thereof selected for redemption, in whole or in part, except the unredeemed portion of any such Security being redeemed in part; nor (iii) register the transfer of or exchange a Security of any series between the applicable record date and the next succeeding Interest Payment Date.

8.  Persons Deemed Owners.  The registered Securityholder may be treated as its owner for all purposes.

9.  Repayment to Guarantor or the Company.  Any funds or Governmental Obligations deposited with any paying agent or the Trustee, or then held by Guarantor or the Company, in trust for payment of principal of, premium, if any, or interest on the Securities of a particular series that are not applied but remain unclaimed by the holders of such Securities for at least one year after the date upon which the principal of, premium, if any, or interest on such Securities shall have respectively become due and payable, shall be repaid to Guarantor or the Company, as applicable, or (if then held by Guarantor or the Company) shall be discharged from such trust.  After return to the Company or Guarantor, Holders entitled to the money or securities must look to the Company or Guarantor, as applicable, for payment as unsecured general creditors.

10.  Amendments, Supplements and Waivers.  The Base Indenture contains provisions permitting the Company, Guarantor and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the securities of each series at the time Outstanding affected by such supplemental indenture or indentures to enter into supplemental indentures for the purpose of adding, changing or eliminating any provisions of the Base Indenture or any supplemental indenture or of modifying in any manner not covered elsewhere in the Base Indenture the rights of the holders of the securities of such series; provided, however, that no such supplemental indenture, without the consent of the holders of each Security then Outstanding and affected thereby, shall:  (i) extend a fixed maturity of or any installment of principal of any Securities of any series or reduce the principal amount thereof, or reduce the amount of principal of any original issue discount security that would be due and payable upon declaration of acceleration of the maturity thereof; (ii) reduce the rate of or extend the time for payment of interest of any Security of any series; (iii) reduce the premium payable upon the redemption of any Security; (iv) make any Security payable in Currency other than that stated in the Security; (v) impair the right to institute suit for the enforcement of any payment on or after the fixed maturity thereof (or in the case or redemption, on or after the redemption date); or (vi) reduce the percentage of Securities, the holders of which are required to consent to any such supplemental indenture or indentures.  The Base Indenture also contains provisions permitting the holders of not less than a majority in aggregate principal amount of the Outstanding securities of each series affected thereby, on behalf of all of the holders of the securities of such series, to waive any past Default under the Base Indenture, and its consequences, except a Default in the payment of the principal of, premium, if any, or interest on any security of such series or a Default in respect of a covenant or provision of the Base Indenture that cannot be modified or amended without the consent of the holder of each Outstanding security of such affected series.  Any such consent or waiver by the registered Securityholder shall be conclusive and binding upon such holder and upon all future holders and owners of this Security and of any Security issued in exchange for this Security or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Security.

11.  Defaults and Remedies.  If an Event of Default with respect to the securities of a series issued pursuant to the Base Indenture occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the Securities of such series then Outstanding, by notice in writing to the Company and, prior to the Distribution Date, the Parent (and to the

Trustee if notice is given by such holders), may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately.  Subject to the terms of the Indenture, if an Event of Default under the Indenture shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders, unless such holders have offered the Trustee indemnity satisfactory to it.  Upon satisfaction of certain conditions set forth in the Indenture, the holders of a majority in principal amount of the Outstanding securities of a series issued pursuant to the Base Indenture will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the securities of such series.

12.  Trustee, Paying Agent and Security Registrar May Hold Securities.  The Trustee, subject to certain limitations imposed by the TIA, or any paying agent or Security Registrar, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not Trustee, paying agent or Security Registrar.

13.  No Recourse Against Others.  No recourse under or upon any obligation, covenant or agreement of the Indenture, or of any Security, or for any claim based thereon or otherwise in respect hereof or thereof, shall be had against any incorporator, stockholder, officer or director, past, present or future as such, of the Guarantor or the Company or of any predecessor or successor corporation, either directly or through the Guarantor or the Company or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that the Indenture and the obligations issued hereunder and thereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, shareholders, officers or directors as such, of the Guarantor or the Company or of any predecessor or successor corporation, or any of them, because of the creation of the indebtedness authorized by the Indenture, or under or by reason of the obligations, covenants or agreements contained in the Indenture or in the Securities or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, shareholder, officer or director as such, because of the creation of the indebtedness authorized by the Indenture, or under or by reason of the obligations, covenants or agreements contained in the Indenture or in the Securities or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the acceptance of the Securities.

14.  Discharge of Indenture.  The Indenture contains certain provisions pertaining to defeasance, which provisions shall for all purposes have the same effect as if set forth herein.

15.  Authentication.  This Security shall not be valid until the Trustee signs the certificate of authentication attached to the other side of this Security.

16.  Guarantee and Unconditional Release of Guarantee.  All payments by the Company under the Indenture and this Security are fully and unconditionally guaranteed to the holder of this Security by the Guarantor, as provided in the related Guarantee and the Indenture.  At the time of the Distribution, the Guarantor shall be automatically and unconditionally released and discharged from all obligations under the Indenture and the Guarantee without any action required on the part of the Trustee or any holder of the Offered Securities.

17.  Additional Amounts.  Prior to the Distribution Date, the Parent is obligated to pay Additional Amounts on this Security to the extent provided in Article II of the Third Supplemental Indenture.

18.  Abbreviations.  Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

19.  Governing Law.  The Base Indenture, the Third Supplemental Indenture and this Security (and the Guarantee hereon) shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State without regard to conflicts of laws principles that would require the application of any other law.

ASSIGNMENT FORM

To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Security)

Signature Guarantee:

ELECTION FORM

TO BE COMPLETED ONLY IF THE HOLDER

ELECTS TO ACCEPT THE CHANGE OF CONTROL OFFER

The undersigned hereby irrevocably requests and instructs the Company to repurchase the within Security (or the portion thereof specified below), pursuant to its terms, on the Change of Control Payment Date specified in the Change of Control Offer, for the Change of Control Payment specified in the within Security, to the undersigned,                                                                              , at                                                                                                                                               (please print or typewrite name, address and telephone number of the undersigned).

For this election to accept the Change of Control Offer to be effective, the undersigned must (A) deliver, to the address of the paying agent set forth below or at such other place or places of which the Company shall from time to time notify the Holder of the within Security, either (i) the Security with this “Election Form” form duly completed, or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the Financial Industry Regulatory Authority, Inc. or a commercial bank or a trust company in the United States setting forth (a) the name of the Holder of the Security, (b) the principal amount of the Security, (c) the principal amount of the Security to be repurchased, (d) the certificate number or description of the tenor and terms of the Security, (e) a statement that the option to elect repurchase is being exercised, and (f) a guarantee stating that the Security to be repurchased, together with this “Election Form” duly completed, will be received by the paying agent at least five Business Days prior to the Change of Control Payment Date or (B) otherwise comply with alternative instructions in accordance with the procedures of the depositary. The address of the paying agent is [          ]; Attention:  [              ].

If less than the entire principal amount of the within Security is to be repurchased, specify the portion thereof (which principal amount must be $1,000 or an integral multiple of $1,000 in excess thereof; provided that any remaining principal amount shall be at least the minimum authorized denomination thereof) which the Holder elects to have repurchased: $                       .

Holder:

By:
Name:
Title: